Exhibit 99.1
ANCESTRY.COM ANNOUNCES PROPOSED SECONDARY OFFERING OF COMMON STOCK
Provo, Utah, November 8, 2010 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced that it has filed a preliminary prospectus in connection with the commencement of the previously announced secondary public offering of its common stock. In this offering, which is subject to market and other conditions, certain of the Company’s stockholders intend to offer 3,564,842 shares of common stock for sale and grant the underwriters the right to purchase up to 534,726 additional shares, solely to cover over-allotments, if any. Ancestry.com is not selling any shares of common stock in the offering and will receive no proceeds from the sale. The secondary offering will not result in dilution of shares currently outstanding. Ancestry.com expects to incur non-recurring professional fees and costs of approximately $1 million in connection with this offering, which will negatively affect the company’s adjusted EBITDA for the quarter and full year ending December 31, 2010.
Ancestry.com expects to enter into an agreement with the selling shareholders, including affiliates of Spectrum Equity Investors V, L.P., to repurchase approximately $25 million in shares of common stock directly from such selling stockholders in a private, non-underwritten transaction at a price per share equal to the net proceeds per share that selling stockholders receive in the offering.
Cash on hand will fund both the repurchase and fees and costs incurred in connection with the offering.
Morgan Stanley and BofA Merrill Lynch are acting as representatives of the underwriters for the offering. Citi, Jefferies & Company and Piper Jaffray are acting as underwriters.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A preliminary prospectus relating to the offering has been filed with the Securities and Exchange Commission and is available on its Web site, http://www.sec.gov/. Copies of the preliminary prospectus also may be obtained from:
Morgan Stanley & Co. Incorporated
180 Varick Street
New York, New York 10014
Attention: Prospectus Department
E-mail: prospectus@morganstanley.com
BofA Merrill Lynch
4 World Financial Center
New York, NY 10080
Attn: Prospectus Department
Email: dg.prospectus_requests@baml.com
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Ancestry.com
Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with nearly 1.4 million paying subscribers. More than 6 billion records have been added to the site in the past

14 years. Ancestry users have created more than 20 million family trees containing over 2 billion profiles. Ancestry.com has local Web sites directed at nine countries that help people discover, preserve and share their family history, including its flagship Web site at www.ancestry.com.
Forward-looking Statements
This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements regarding the proposed offering, the repurchase of shares and the anticipated costs of these transactions. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include market conditions. Information concerning these and other factors that could cause results to differ materially from those contained in the forward-looking statements is contained under the caption “Risk Factors” in Amendment No. 1 to our Registration Statement on Form S-1, filed today, and in discussions in other of our SEC filings.
These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Ryan Ostler	Heather Erickson
(801) 705-7942	(801) 705-7104
rostler@ancestry.com	herickson@ancestry.com

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